UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:(441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 23, 2006, RenaissanceRe Holdings Ltd. (the "Company") announced that Fred R. Donner has agreed to join the Company as Executive Vice President and Chief Financial Officer. A description of the material terms of the offer letter, dated May 23, 2006, between the Company and Mr. Donner (the "Offer Letter") is set forth below in Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference. The Company's press release, issued May 23, 2006, announcing the appointment of Mr. Donner is attached as Exhibit 99.1 to this Current Report on Form 8-K.

New Director

On May 24, 2006, the Company announced that Henry Klehm III has been elected to its Board of Directors. The Company's press release, issued May 24, 2006, announcing the appointment of Mr. Klehm is attached as Exhibit 99.2 to this Current Report on Form 8-K. Mr. Klehm entered into a director retention agreement with the Company on May 23, 2006 pursuant to the Form of Director Retention Agreement, which was previously filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K, dated March 3, 2006. The director retention agreement requires the Company to indemnify Mr. Klehm to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

On May 22, 2006, the Compensation and Corporate Governance Committee of the Board of Directors of the Company (the "Compensation Committee") determined that Mr. Klehm, in accordance with the Company's previously disclosed compensation program for non-employee directors, will receive:

(i) a 2006 annual retainer of $60,000 cash, awarded on a prorated basis (such that Mr. Klehm's total cash retainer for 2006 is $30,000);

(ii) a 2006 per meeting fee of $3,000 cash; and

(iii) a grant of shares of RenaissanceRe Holdings Ltd. restricted stock having, at the time of grant, an aggregate fair market value of $100,000, vesting ratably over a three-year period.

The restricted stock grant to Mr. Klehm was made on May 23, 2006 pursuant to the Amended and Restated RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan and the form of restricted stock grant agreement, which was previously filed as Exhibit 10.3 to the Company's Current Report on Form 8-K, dated February 27, 2006.

Compensation of Audit Committee Chairman

On May 22, 2006, the Compensation Committee approved an increase of $60,000 in the annual cash retainer paid to the Chairman of the Audit Committee of the Board of Directors of the Company (the "Audit Committee"), who is currently Mr. Nicholas L. Trivisonno (such that Mr. Trivisonno's total cash retainer for 2006 is $120,000). The Compensation Committee approved this increase in light of the Compensation Committee's assessment of the increased responsibilities and time commitments relating to the role of the Chairman of the Audit Committee, as well as market practices. In this regard, the Compensation Committee reviewed a number of factors, including the Board's and the Company's commitment to further enhancing the Company's accounting, financial reporting and internal controls resources and standards; the expanded scope of the Audit Committee's mandate and processes, including recently enacted supplemental meetings and informational sessions; and information and analysis provided to the Compensation Committee by its independent compensation consultant regarding current market practices. The Compensation Committee may review further adjustments in the future in consideration of matters including any increase or diminishment of the factors summarized above.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)    On May 23, 2006, the Company announced that Fred R. Donner has agreed to join the Company as Executive Vice President and Chief Financial Officer. Mr. Donner will replace John M. Lummis who, as previously announced, is retiring from the Company effective June 30, 2006. Under the terms of the Offer Letter, Mr. Donner will be paid an annual base salary of $500,000 and will be eligible for a target annual cash bonus of $396,000 and a target annual equity award valued at $774,000; provided, however, that Mr. Donner is guaranteed an annual cash bonus of $600,000 in respect of 2006. The annual equity award to be granted to Mr. Donner may consist of options and/or restricted shares and will be made pursuant to the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan") with the quantum of options and restricted shares to be determined pursuant to the Company's previously disclosed methodology. The Offer Letter also provides that Mr. Donner will receive a special equity grant valued at $3,200,000, consisting of 50% restricted shares and 50% options under the 2001 Stock Incentive Plan, vesting in each case ratably over four years, with such special grant to be made to Mr. Donner on the date of the commencement of his employment with the Company. Mr. Donner will also be entitled to customary perquisites and benefits that are offered to other senior executives of the Company. It is contemplated that Mr. Donner and the Company will enter into an employment agreement, but this agreement has not yet been finalized.

Since 1984, Mr. Donner, age 48, has worked at KPMG LLP, where he most recently served as Senior Audit Partner and National Insurance Practice Leader advising companies in the industry and overseeing the audit, tax and advisory services provided to the firm's insurance clients.

(d)    On May 23, 2006, the Board of Directors of the Company increased the number of directors constituting the Board to eleven directors and appointed Henry Klehm III as a Class III director. Mr. Klehm's term as director runs through the Company's 2007 Annual Meeting of shareholders, at which it is anticipated he will stand for election for a full three-year term. Mr. Klehm has been appointed by the Board to its Audit Committee.

Mr. Klehm, age 47, has been Global Head of Compliance for Deutsche Bank, AG, since July 2002. Prior to joining Deutsche Bank, AG, Mr. Klehm served as Chief Regulatory Officer and Deputy General Counsel at Prudential Financial from July 1999 through July 2002. Mr. Klehm was also the Senior Associate Director of the Northeast Regional Office of the Securities & Exchange Commission from 1996 until July 1999.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description
99.1	Copy of the Company's press release, issued May 23, 2006.
99.2	Copy of the Company's press release, issued May 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: May 26, 2006	By:	/s/ Stephen H. Weinstein
Name: Stephen H. Weinstein Title:General Counsel, Corporate Secretary & Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit #	Description
99.1	Copy of the Company's press release, issued May 23, 2006.
99.2	Copy of the Company's press release, issued May 24, 2006.